Exhibit 10.1

Confidential Settlement Agreement, Mutual Release, and Covenant Not to Sue

This Confidential Settlement Agreement, Mutual Release and Covenant Not to Sue ("Agreement") is entered into this December 17, 2010 by and among FRANK J. ORLANDO ("Orlando"), on the one hand, and MARINE GROWTH VENTURES INC., and its subsidiaries (“MGV”), TITAN GLOBAL HOLDINGS, INC. (“Titan”), FRANK CRIVELLO (“Crivello”), DAVID MARKS (“Marks”), BRYAN CHANCE (“Chance”) and KURT JENSEN (“Jensen”),  THE IRREVOCABLE CHILDREN’S TRUST (“ICT”), THE IRREVOCABLE CHILDREN’S TRUST NO. 2 (“ICT2”), CRIVELLO GROUP, LLC (“Crivello Group”), PHOENIX INVESTORS, LLC (“Phoenix”), and FARWELL EQUITY PARTNERS, LLC (“Farwell”) (collectively the “Second Group”) on the other hand.

I. RECITALS

WHEREAS, on or about June 2008, Orlando’s employment and\or consulting arrangements with Titan, MGV, Phoenix, Farwell and Crivello Group ended (“Separation”);

WHEREAS, Crivello, Marks, Chance, and Orlando are or were officers or directors of Titan, MGV, ICT, ICT2, Crivello Group, Phoenix Investors, and\or Farwell;

WHEREAS, following Separation, Titan owed Orlando approximately $11,654 for unreimbursed out of pocket expenses;

WHERAS, prior to the Separation, MGV had accrued $145,000 in unpaid wages for Orlando but MGV has maintained these wages were accrued in error;

WHEREAS, following Separation, disputes arose between Orlando and one or more members of Second Group; and,

 WHEREAS, Orlando and Second Group desire to settle the amounts owed to Orlando, pursuant to the terms and conditions set forth herein below all claims.

II. AGREEMENT

NOW, THEREFORE, the parties mutually agree as follows:

1.  Consideration.

a.            MGV shall:

1. Execute and deliver to Orlando a check for $25,000;

2. Accept the consideration contained herein as the sole consideration for the execution of this Agreement, the release, and affirmative and negative covenants contained herein.

b.           Titan shall:

1. Execute and deliver to Orlando a check for $10,000;

2. Accept the consideration contained herein as the sole consideration for the execution of this Agreement, the release, and affirmative and negative covenants contained herein.

c.           Remainder of Second Group shall:

1. Execute and deliver to Orlando a signed original of this Agreement, thereby fully and forever releasing Orlando on the terms described in this Agreement;

2. Accept the consideration contained herein as the sole consideration for the execution of this Agreement, the release, and affirmative and negative covenants contained herein.

d.           Orlando shall:

1. Execute and deliver to Second Group a signed original of this Agreement, thereby fully and forever releasing the Second Group on the terms described in this Agreement;

2. Accept the consideration contained herein as the sole consideration for the execution of this Agreement, the release, and affirmative and negative covenants contained herein.

 2. Mutual Release of Claims.

A. Conditioned upon receipt of the consideration set forth in Section 1 above, Second Group, on behalf of itself and on behalf of its affiliates, subsidiaries, officers, directors, employees, sales personnel, agents, attorneys, accountants, insurers, representatives, successors and assigns, hereby releases and forever discharges Orlando, his heirs and assigns ("the Orlando Parties"), from any and all claims, demands, obligations, losses, causes of action, costs, expenses, attorneys' fees and liabilities of any nature whatsoever, whether based on contract, tort, statutory or other legal or equitable theory of recovery, whether known or unknown, which Second Group has, had,  claims or could claim to have against any or all of the Orlando Parties.

B. Conditioned upon payment of the consideration set forth in Section 1 above, Orlando, on behalf of himself and his past and present partners, principals, employees, agents, servants, attorneys, insurers, representatives, affiliates, successors, heirs and assigns, hereby releases and forever discharges Second Group and its respective subsidiaries, agents, attorneys, accountants, insurers, successors and assigns, from any and all claims, demands, obligations, losses, causes of action, costs, expenses, attorneys' fees and liabilities of any nature whatsoever, whether based on contract, tort, statutory or other legal or equitable theory of recovery, whether known or unknown, which Orlando has, had, claims or could claim to have against Second Group.

3. Covenants.

A. Second Group and Orlando each covenant and agree, absolutely, unconditionally and irrevocably, that neither party will, at any time hereafter, either directly or indirectly, on behalf of itself and each party’s successors, assigns, and other legal representatives, sue, (at law, in equity, in any regulatory proceeding or otherwise) on the basis of any claim released, remised and discharged by either party pursuant to Section 3 above.  If Second Group, Orlando or any of their successors, assigns or other legal representatives violates the foregoing covenant, such violating party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any party of Second Group or Orlando may sustain as a result of such violation, all attorneys' fees and costs incurred by said party as a result of such violation.

B. The terms of this Agreement, and the very existence of this Agreement itself, shall remain strictly confidential subject to the obligations of MGV to make SEC filings of this Agreement. Each signatory to this Agreement individually covenants not to disclose any of the terms of this Agreement, whether generally or specifically, to any third party, except to their respective attorneys, accountants, families and or advisors or as may be required by a party's accountants or insurers, or by order of a court of competent jurisdiction. Each signatory further covenants that he or it will be personally liable for any and all damages that may be caused to any other party by his unauthorized disclosure of any of the terms of this Agreement.

4. Agreement Not an Admission of Liability. The parties hereto agree and acknowledge that this Agreement is a compromise settlement of each party's disputed claims, and that the sums and covenants given in consideration of this Agreement, as well as the execution of this Agreement, shall not be construed to be an admission of liability on the part of any party with respect to the disputed matters set forth above.

5. Parties to Bear Own Costs and Attorneys' Fees. Each party to this Agreement will bear its own costs, expenses, and claims to interest and attorneys' fees, whether taxable or otherwise, incurred in or arising out of, or in any way connected with the matters which are referenced or covered in the mutual releases referenced above or which were otherwise related to the subject of this Agreement.

6. Entire Agreement. This Agreement represents and contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement, and supersedes any and all prior oral and written agreements and understandings. No representation, warranty, condition, understanding or agreement of any kind with respect to the subject matter shall be relied upon by the parties except those contained herein. This Agreement may not be amended or modified except by an agreement signed by the party against whom enforcement of any modification or amendment is sought.

7. Advice of Counsel. In entering into this Agreement, the parties each acknowledge and represent that they have sought and obtained the legal advice of their attorneys, who are the attorneys of their own choice. They further represent that the terms of this Agreement have been completely read by them, and that those terms are fully understood and voluntarily accepted by them.

8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument.

9. Attorneys' Fees. In the event litigation is necessary to enforce a provision or provisions of this Agreement, all costs, expenses and attorneys' fees, whether taxable or not, shall be paid by the non-prevailing party or parties to the prevailing party or parties.

10. No Assignment. The parties each represent and warrant to one another that they have not sold, assigned, transferred, conveyed or otherwise disposed of any claim or demand covered by this Agreement.

11. Heirs, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties' respective legal heirs, successors and assigns.

12. Severability. Should any portion (word, clause, phrase, sentence, paragraph or section) of this Agreement be declared void or unenforceable, such portion shall be considered independent and severable from the remainder, the validity of which shall remain unaffected.

13. MGV Shares. Notwithstanding any provision of this Agreement, it is expressly understood that Orlando owns shares in MGV and this Agreement will in no manner impact or impair his ownership of those shares.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective representatives thereunto duly authorized, as of December 17, 2010.

Frank J. Orlando

Subscribed and sworn to before me this ____ day of December 17, 2010.
Notary Public, State of ______________ My commission ______________

Chairman Marine Growth Ventures, Inc. and its subsidiaries

Subscribed and sworn to before me this 17th day of December , 2010.
Notary Public, State of ______________ My commission ______________

Chairman Titan Global Holdings, Inc. and its subsidiaries

Subscribed and sworn to before me this 17th day of December , 2010.
Notary Public, State of ______________ My commission ______________

Managing Member Crivello Group, LLC

Subscribed and sworn to before me this 17th day of December , 2010.
Notary Public, State of ______________ My commission ______________

Managing Member Farwell Equity Partners, LLC

Subscribed and sworn to before me this 17th day of December , 2010.
Notary Public, State of ______________ My commission ______________

Trustee Irrevocable Children’s Trust

Subscribed and sworn to before me this 17th day of December , 2010.
Notary Public, State of ______________ My commission ______________

Trustee Irrevocable Children’s Trust No. 2

Subscribed and sworn to before me this 17th day of December , 2010.
Notary Public, State of ______________ My commission ______________

Managing Member Phoenix Investors, LLC

Subscribed and sworn to before me this 17th day of December , 2010.
Notary Public, State of ______________ My commission ______________

Frank Crivello

Subscribed and sworn to before me this 17th day of December , 2010.
Notary Public, State of ______________ My commission ______________

David Marks

Subscribed and sworn to before me this 17th day of December , 2010.
Notary Public, State of ______________ My commission ______________

Kurt Jensen

Subscribed and sworn to before me this 17th day of December , 2010.
Notary Public, State of ______________ My commission ______________

Bryan Chance

Subscribed and sworn to before me this 17th day of December , 2010.
Notary Public, State of ______________ My commission ______________